UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

One Hughes Drive, Suite 606, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

(323) 330-9881
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐      Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Table of Contents

Section 3 SECURITIES AND TRADING MARKETS	1

Item 3.02 Unregistered Sales of Equity Securities	1

Section 8 OTHER EVENTS	1

Item 8.01 Other Events	1

SIGNATURES	2

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales of Equity Securities

Ante5, Inc., a Delaware corporation (the “Company”), has extended its private placement of common stock being made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act, until January 15, 2011.  The private offering commenced on or about October 21, 2010.  To date, it has resulted in total capital raised of $9,445,500 in consideration for the issuance by us of a total of 9,445,500 new shares of our common stock to investors, including members of our current and former management who purchased shares in the placement.  The capital raised in the private placement has been, and is expected to be, utilized as follows: (1) $2,969,648 has been paid as the cash portion of the purchase price for the oil and gas properties (collectively, the “Mineral Leases”) purchased by the Company under the Asset Purchase Agreement, dated October 7, 2010, by the Company, as buyer, and Twin City Technical, LLC and Irish Oil and Gas, Inc., as sellers, which closed on November 12, 2010, and (2) the balance, to acquire more oil and gas leases and for general working capital purposes, including to fund the Company’s share of the drilling, completion and operating costs to be incurred by the Company on its recently acquired Mineral Leases.

This notice does not constitute an offer to sell nor a solicitation to buy a security.  Any offer to sell or a solicitation to buy a security from the Company is made only to prospective investors with whom the Company has a pre-existing relationship and only by the complete Confidential Private Placement Memorandum covering the Company’s common stock in the private placement, including the risk factors described in the Memorandum.

The securities offered in the Company’s private placement have not been registered under the Act or any state securities laws.  No shares may be re-sold, assigned or otherwise transferred unless a registration statement under the Act is in effect, or the Company has received evidence satisfactory to it that such transfer does not involve a transaction requiring registration under the Act and is in compliance with the Act.

SECTION 8.  OTHER EVENTS

Item 8.01.  Other Events

As announced in a previous Report on Form 8-K filed by us and mentioned above in Item 3.02 of this Report, the Company closed the purchase of the Mineral Leases on November 12, 2010.  Our leasehold interests are recorded in the appropriate public county records of the Counties of Williams, Divide, McKenzie and Mountrail in the State of North Dakota.  Our Mineral Leases cover a total of approximately 3,712 net acres of oil and gas properties.  The objective of the wells to be drilled on our Mineral Leases is the Bakken and Three Forks Formations where significant discoveries of commercial quantities of oil have been made in nearby prospects.  The Bakken formation consists of shale with large deposits of oil.  Although there has been knowledge of the oil in the shale for the last 60 years, recent advances in drilling technology have improved the economics of the play and produced attractive and steady returns.  Over the last five years, the technology has consistently improved such that wells being drilled today are recovering greater quantities of oil per well than two or three years ago.

The land in North Dakota is divided into one mile square (640 acres) sections and other size units.  North Dakota law generally states that whoever has the mineral rights to the majority of a section or unit controls the drilling.  When the majority owner decides to drill, companies or individuals who have minority interests in that section, or unit, are allowed to pay their fair share of drilling costs and receive their fair share of the value of the oil when sold.  If the majority owner decides for any reason not to drill, the mineral rights revert back to the lessor at the expiration of the lease.

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Due to recent horizontal Bakken and Three Forks Formation discoveries, Williams County, North Dakota has become one of the more actively leased counties in North Dakota.  Approximately 98% percent of our Mineral Leases are in Williams County.  Approximately 2,990 net acres, or 80%, of our total leasehold interest is located in Williams County in a tight cluster block (“Core Block”).  The remaining 20% of our Mineral Leases are smaller interests in Williams County offsetting the Core Block, and in Divide, McKenzie and Mountrail Counties, offsetting current production or near permitted wells.

All of the Mineral Leases were newly initiated in 2010, with the majority having a primary term of three years.  Many have options to extend the base lease for an additional two year term, if production has not been discovered during the primary term.  As part of Mineral Leases, we control a majority interest in two drill-sites:  T158N-R98W Sections 18 and 19 is spaced as a 1,280 acre spacing unit as identified by the North Dakota Industrial Commission, and T158N-R99W Sections 18 and 19 is also spaced as a 1,280 acre unit.  Spacing units are a premium to operators since it is becoming more difficult to control the majority interest in a unit.  As a majority interest holder in these two units, we have the right to control the drilling operations on those properties.  Our strategy, however, is to participate only as a working interest owner of a diversified portfolio of oil and gas wells, and not as an operator, or as a majority owner, responsible for directly engaging operators.  Accordingly, we expect to have several opportunities to swap a portion of our majority interest in these two units for a minority interest in several other oil and gas wells.

Much of the acreage surrounding our “Core Block” has leaseholds held by other companies that we believe will expire in the near future.  Companies with expiring leases do not want to lose these leaseholds, thus they are expected to drill their acreage positions soon or risk losing them.  Leasehold operators do not want to re-acquire leaseholds due to the additional expense of lease bonus money, increased mineral owner’s royalty and the risk of competitors securing leaseholds in their drilling units.

The Company has spud four gross wells, two of which have been completed and are producing, one is awaiting completion and the other is currently drilling.  The Company also received AFE’s (Authority for Expenditure) on one additional well that an operator is preparing to drill.  In 2011, the Company expects to participate in several more wells on its Mineral Leases based on recent permitting activity.  The following table illustrates the recent wells in which we are participating:

OPERATOR	WELL NAME	COUNTY	STATUS	WI
North Plains Energy	Scanlan 3-5H	Williams	Producing	.15%
Continental Resources	Tempe 1-29H	Divide	Drilling	.39%
American Oil & Gas, Inc.	Olson 15-36H	Williams	Producing	1.04%
American Oil & Gas, Inc.	Hodenfield 15-23H	Williams	Awaiting Completion	.31%
Ursa Resources Group, LLC	Love 11-2 #1H	Williams	Preparing	6.24%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)
  Date:  December 3, 2010

/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer

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